UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2018
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois	60523
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (630) 954-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On December 17, 2018, the Board of Directors (the “Board”) of Federal Signal Corporation (the “Company”) increased its size from seven to eight directors and, following the recommendation of the Nominating and Governance Committee of the Board, appointed Patrick E. Miller to the Board, effective immediately. Mr. Miller will serve as a member of the Audit Committee of the Board (the “Audit Committee”). As compensation for his service as a director, Mr. Miller will be eligible to receive an annual base retainer of $65,000 and an annual committee retainer of $9,000 for membership on the Audit Committee, both of which will be paid quarterly and pro-rated for 2018 based upon the effective date of his appointment. Until Mr. Miller meets the Company’s stock ownership requirements for directors, 50% of his annual retainers will be paid in the form of shares of our common stock. In addition, Mr. Miller will be eligible to receive an annual equity award of $100,000, beginning in 2019.
Mr. Miller is the President and Chief Executive Officer (“CEO”) of Commercial Vehicle Group, Inc. (“CVGI”) (NASDAQ: CVGI), a leading supplier of a full range of cab related products and systems for the global commercial vehicle market. Mr. Miller joined CVGI in 2005, serving in a number of different executive positions before being appointed as CEO in November 2015. Mr. Miller has also served as a director of CVGI since that time. Mr. Miller received a Bachelor of Science in Industrial Engineering from Purdue University and a Master of Business Administration from Harvard University Graduate School of Business.
Mr. Miller is not party to any arrangement or understanding with any person pursuant to which he was appointed a director. In addition to serving as CEO of CVGI, according to CVGI’s most recent proxy statement, Mr. Miller holds a 1% beneficial interest in CVGI’s common stock. CVGI has had, and continues to have, a commercial relationship with the Company. To date in 2018, the Company has purchased commercial vehicle parts from CVGI for aggregate consideration of less than $200,000. Mr. Miller did not participate in the solicitation of the Company’s business with CVGI and did not receive any material benefit from the transactions. Consistent with our Business Conduct Policies, this relationship and the supply arrangements between the Company and CVGI were disclosed to the Audit Committee. Given that the terms and conditions of these arrangements were no less favorable to the Company than those which would have been available from unrelated parties, the transactions were considered to be permissible.
A copy of the press release announcing Mr. Miller’s appointment to the Company’s Board is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(e) In connection with the Company’s acquisition of Truck Bodies and Equipment International (“TBEI”) in June 2017, the Company and Robert E. Fines entered into a Performance Share Unit Award Agreement, dated July 25, 2017 (the “Agreement”), pursuant to which Mr. Fines was awarded 40,961 performance share units at an original grant value of $750,000. Mr. Fines, who serves as the Vice President and General Manager of TBEI, was a named executive officer in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 16, 2018.
Effective December 20, 2018, the Company and Mr. Fines agreed to make certain modifications to the Agreement by executing an Amended and Restated Performance Share Unit Award Agreement (the “Amended Agreement”). Included within the modifications, which were approved by the Compensation and Benefits Committee of the Board, in its sole discretion, was a change in the target setting methodology to align with the Company’s other performance share unit award agreements, a change of the performance period to align with fiscal year-end periods consistent with the Company’s other awards and an extension of the performance period through December 31, 2020. There was no change to the number of performance share units awarded to Mr. Fines.
The forgoing summary of the material terms of the Amended Agreement do not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	10.1*	Amended and Restated Performance Share Unit Award Agreement, by and between the Company and Robert E. Fines, dated December 20, 2018
	99.1	Federal Signal Corporation Press Release Dated December 18, 2018.
*Management contract or compensatory plan or arrangement required to be filed as an exhibit.

Exhibit Index

Exhibit Number	Description
Exhibit 10.1*	Amended and Restated Performance Share Unit Award Agreement, by and between the Company and Robert E. Fines, dated December 20, 2018
Exhibit 99.1	Federal Signal Corporation Press Release Dated December 18, 2018.

*Management contract or compensatory plan or arrangement required to be filed as an exhibit.

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: December 21, 2018	By:	/s/ Ian A. Hudson
Ian A. Hudson, Senior Vice President and Chief Financial Officer